UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 10, 2026
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On June 10, 2026, MRC Energy Company, a wholly-owned subsidiary of Matador Resources Company (the “Company”), entered into an Eighth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), which amended the Company’s existing secured revolving credit facility (the “Credit Agreement”) to, among other things, (i) reaffirm the borrowing base at $3.25 billion and (ii) increase the aggregate elected borrowing commitments under the Credit Agreement from $2.25 billion to $2.75 billion. This reaffirmation of the borrowing base pursuant to the Amendment constituted the regularly scheduled May 1 redetermination.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 11, 2026. At the Annual Meeting, the Company was pleased to discuss, among other things, its recent acquisition of undeveloped acreage in the Bureau of Land Management Oil and Gas Lease Sale, its natural gas marketing efforts, certain operational efficiencies and the growth in the Company’s midstream businesses. More information is available on the Company’s website, www.matadorresources.com, on the Events and Presentations page under the Investor Relations tab, including the webcast recording of the Annual Meeting. The information on the Company’s website shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

On the April 13, 2026 record date for the Annual Meeting, there were 124,200,880 shares of the Company’s common stock outstanding with each such share being entitled to one vote. A total of 115,739,804 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors
The shareholders elected each of Joseph Wm. Foran, Reynald A. Baribault and Timothy E. Parker as a Class III director of the Company for a term expiring at the Annual Meeting of Shareholders in 2029. Each such director shall serve for the applicable term or the earlier death, retirement, resignation or removal of such director.

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Joseph Wm. Foran	108,404,472	1,050,044	204,094	6,081,194
Reynald A. Baribault	95,218,912	14,206,253	233,445	6,081,194
Timothy E. Parker	100,184,684	9,240,261	233,665	6,081,194

Proposal 2: Advisory Vote on 2025 Executive Compensation
The shareholders approved the non-binding advisory resolution approving the 2025 compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
105,024,470	4,302,089	332,051	6,081,194

Proposal 3: Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2026
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained
114,318,225	1,164,026	257,553

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Eighth Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 10, 2026, by and among MRC Energy Company, as Borrower, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent for the Lenders.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 16, 2026	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Co-President